UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6320 Quadrangle Drive, Suite 360, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 26, 2013, our Board of Directors appointed Shane Barton as our Controller and Chief Accounting Officer, effective immediately. Mr. Barton has been our Controller since September 2009. From March 2008 to August 2009, Mr. Barton was the Controller of Gigabeam Corporation, a telecommunications equipment company. Prior to that, he was Senior Accountant of bioMerieux, Inc. from 2005 to 2008. Mr. Barton also served in various capacities, culminating in Audit Senior at Grant Thornton, LLP from 2004 until 2005 and Lynch & Howard, PA from 2000 until 2004. Mr. Barton holds a Bachelor of Science in Business Administration in accounting from Appalachian State University and is a certified public accountant in the State of North Carolina. Prior to his accounting career, Mr. Barton served as a paratrooper in the 82nd Airborne Division of the U.S. Army.

There are no related party transactions between Mr. Barton and us nor are there any family relationships between Mr. Barton and any of our directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: November 27, 2013	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer